Exhibit 99.1

ATN Reports Fourth Quarter and Full Year 2023 Results; Provides 2024 Outlook

“First-to-Fiber” and “Glass & SteelTM” Strategies Drive Year-Over-Year Growth

•	Fourth-quarter revenues grew 4% to $199.0 million

•	Full-year revenues grew 5% to $762.2 million

•	Total high-speed broadband subscribers increased by 20%

•	Broadband homes passed by high-speed data services expanded by 33%

•	Capital expenditures for the full year were $163.3 million (net of $32.9 million reimbursements)

Operating Income and Adjusted EBITDA1 Supported by Subscriber and Revenue Growth

•	Fourth quarter operating income decreased 30% to $3.3 million

•	Full year operating income increased 66% to $13.2 million

•	Fourth quarter net loss was $(5.8) million, or a $(0.46) loss per share, including restructuring expenses of $6.6 million

•	Full-year net loss was $(14.5) million, or $(1.25) per share, including restructuring expenses of $11.2 million

•	Fourth quarter Adjusted EBITDA[1] increased 13% to $51.0 million

•	Full-year Adjusted EBITDA[1] increased 10% to $189.5 million

Provides 2024 Outlook2

•	Revenue for the full year 2024 is expected to be in the range of $750 to $770 million, excluding construction revenue

•	Adjusted EBITDA[2] for the full year 2024 is expected to be in the range of $200 to $208 million

•	Capital expenditures for the full year 2024 are expected to be in the range of $110 to $120 million (net of reimbursements)

•	Net Debt Ratio[3] is expected to be the range of 2.25x to 2.40x exiting 2024

Earnings Conference Call

•	Thursday, February 22, 2024, at 10:00 a.m. ET; web participant link:

https://edge.media-server.com/mmc/p/thasau6r/

Beverly, MA (February 21, 2024) – ATN International, Inc. (“ATN” or the “Company”) (Nasdaq: ATNI), a leading provider of digital infrastructure and communications services, today reported financial results for the quarter and year ended December 31, 2023.

Remarks by Brad Martin, ATN Chief Executive Officer

“The fourth quarter capped off a strong year for ATN as our First-to-Fiber and Glass & Steel™ investment strategies and ongoing focus on margin improvement yielded subscriber and revenue growth and profitability expansion.

“For both the quarter and the year, we generated single-digit revenue growth, while delivering a double-digit increase of Adjusted EBITDA. We also demonstrated continued growth across key operating metrics when compared with the fourth quarter of 2022, including the addition of 20% more high-speed capable broadband subscribers and 33% more broadband homes passed by high-speed data services in Q4. Since launching our strategy at the start of 2022, we have now increased high-speed capable broadband subscribers by 39%, nearly doubled the broadband homes passed by high-speed data services and expanded our fiber network reach by nearly 30%.

“Our International Telecom segment performance was highlighted by strong high-speed data subscriber growth, which drove increased fixed broadband revenues in the quarter. We remain optimistic about the growth and cash flow expansion opportunities across these markets as we continue to benefit from network and operating investments, attractive market tailwinds and our unique value proposition. Domestically, we delivered significant increases in broadband homes passed by high-speed data, as we made notable progress with several operational goals. These advancements included expanding our middle and last mile fiber networks along with increasing the capacity and reach of our next generation fixed wireless network.

“We believe that the investments we have made, which have expanded the reach and capabilities of our high-speed network, provide a solid foundation for sustainable value-creation in the years ahead. As we enter the final year of our three-year investment cycle, we are taking actions to position ATN to realize the full benefits of our investments going forward. This includes plans to reduce internally funded capital expenditures and augment network expansion with available grant funding while advancing margin improvement initiatives. In 2024, we expect to continue to grow our customer base, expand operating margins, increase EBITDA and improve cash flow generation.”

Fourth Quarter and Full Year 2023 Financial Results

Consolidated revenues were $199.0 million, up 4% versus $192.0 million in the year-ago quarter. This increase primarily reflects higher fixed and other revenues, partially offset by lower legacy wholesale roaming and consumer mobile revenue as those services were de-emphasized in the US Telecom Segment. Full-year revenues for 2023 increased 5% to $762.2 million, from $725.7 million in full year 2022.

Operating income was $3.3 million in the fourth quarter versus $4.7 million in the year-ago quarter. The year-over-year decrease was primarily due to $6.6 million in restructuring expenses and a $1.3 million net loss on the disposition of assets and changes in contingent consideration partially offset by the impact of the previously mentioned revenue increases. Full-year operating income for 2023 was $13.2 million, up from $7.9 million in the prior year.

Net loss attributable to ATN stockholders in the fourth quarter of 2023 was $(5.8) million, or a loss of $(0.46) per share, which included the $6.6 million in restructuring expenses. This compared with a net loss attributable to ATN stockholders of $(1.4) million, or $(0.18) loss per share, in the year-ago quarter. The decrease in net income also was affected by a $4.7 million increase in interest expense. Full year 2023 net loss was $(14.5) million, or a loss of $(1.25) per share compared to a net loss of $(5.6) million, or $(0.67) per share last year. The increase in the full year net loss reflects restructuring expenses of $11.2 million, and an increase in interest expense of $22.0 million. In all periods, the loss per share calculation includes the impact of preferred dividends that are not included in the net loss calculation.

Adjusted EBITDA1 increased to $51.0 million in the fourth quarter of 2023, up from $45.3 million in the year-ago quarter. Full-year 2023 Adjusted EBITDA1 increased to $189.5 million, up from $172.7 million in the prior year.

Segment Operating Results (in Thousands)

The Company recorded financial results in three categories: (i) International Telecom; (ii) US Telecom; and (iii) Corporate and Other.

For Three Months Ended December 31, 2023 and 2022

	2023	2022	2023	2022	2023	2022	2023	2022
	International	International	US	US	Corporate and	Corporate and	Total	Total
	Telecom	Telecom	Telecom	Telecom	Other*	Other*	ATN	ATN
Total Revenue:	$94,467	$90,384	$104,499	$101,631	$-	$-	$198,966	$192,015
Mobility	27,733	27,409	956	1,551	-	-	28,689	28,960
Fixed	60,622	58,049	58,258	56,274	-	-	118,880	114,323
Carrier Services	3,675	3,417	32,216	32,761	-	-	35,891	36,178
Construction	-	-	6,982	7,146	-	-	6,982	7,146
All other	2,437	1,509	6,087	3,853	-	-	8,524	5,362

Operating Income (Loss)	$12,244	$15,124	$(1,803)	$(1,457)	$(7,177)	$(8,996)	$3,264	$4,671
EBITDA[2]	$27,287	$28,964	$20,329	$21,909	$(6,594)	$(8,214)	$41,022	$42,659
Adjusted EBITDA[1]	$30,868	$29,162	$27,489	$22,955	$(7,341)	$(6,819)	$51,016	$45,298
Capital Expenditures**	$18,720	$17,115	$17,894	$32,644	$42	$410	$36,656	$50,169

For the Year Ended December 31, 2023 and 2022

	2023	2022	2023	2022	2023	2022	2023	2022
	International	International	US	US	Corporate and	Corporate and	Total	Total
	Telecom	Telecom	Telecom	Telecom	Other*	Other*	ATN	ATN
Total Revenue:	$370,733	$355,581	$391,483	$370,164	$-	$-	$762,216	$725,745
Mobility	108,486	102,431	4,037	7,587	-	-	112,523	110,018
Fixed	239,168	233,311	233,605	205,073	-	-	472,773	438,384
Carrier Services	14,686	13,459	128,195	128,864	-	-	142,881	142,323
Construction	-	-	10,629	15,762	-	-	10,629	15,762
All other	8,393	6,380	15,017	12,878	-	-	23,410	19,258

Operating Income (Loss)	$53,420	$52,012	$(5,522)	$(5,656)	$(34,723)	$(38,414)	$13,175	$7,942
EBITDA[2]	$112,093	$110,152	$87,455	$80,808	$(32,110)	$(34,865)	$167,438	$156,095
Adjusted EBITDA[1]	$115,955	$111,549	$99,933	$85,395	$(26,437)	$(24,256)	$189,451	$172,688
Capital Expenditures**	$76,379	$70,385	$86,918	$88,684	$-	$1,045	$163,297	$160,114

* Corporate and Other refer to corporate overhead expenses and consolidating adjustments.

**Excludes government capital program amounts disbursed and amounts received.

ATN’s Strategic Plan and Key Performance Indicators

Investments to drive long-term growth and durable cash flow

To address the growing need for more bandwidth and reliable connectivity across all markets in which we operate, the Company continues to deploy capital in fiber and fiber-fed high-speed data solutions to increase its fiber footprint and grow broadband subscribers. At the start of 2022, the Company initiated a 3-year strategic investment plan to accelerate these investments. As ATN enters the third year of the plan, it expects to begin to reduce capital expenditures and augment network expansion with available grant funding.

Operating Metrics

Operating Metrics
	2023	2023	2023	2023	2022	Q4 2023
	Q4	Q3	Q2	Q1	Q4	vs. Q4 2022
Broadband Homes Passed	768,900	746,600	746,800	736,300	728,900	5%
Broadband Homes Passed by HSD*	367,200	333,500	331,000	301,600	275,100	33%

Broadband Customers	214,400	213,900	215,500	214,000	210,500	2%
HSD* Broadband Customers	135,900	132,900	129,100	122,600	113,000	20%

Fiber Route Miles	11,655	11,575	11,561	11,099	10,545	11%

International Mobile Subscribers
Pre-Paid	351,300	346,100	340,200	328,800	322,000	9%
Post-Paid	57,400	56,100	58,900	56,900	55,700	3%
Total	408,700	402,200	399,100	385,700	377,700	8%

Blended Churn	3.33%	3.76%	2.69%	2.81%	2.25%

*HSD is defined as download speeds 100 Mbps or greater and HSD Broadband Customers as subscribers connected to our high-speed networks regardless of the speed of plan selected.

Note: Data presented may differ from prior periods to reflect more accurate data and/or changes in calculation methodology and process.

Balance Sheet and Cash Flow Highlights

Total cash, cash equivalents and restricted cash as of December 31, 2023, was $65.2 million and total debt was $516.9 million, versus $59.7 million of cash, cash equivalents and restricted cash and $421.9 million of total debt at the end of last year.

Net cash provided by operating activities was $113.0 million for the year ended December 31, 2023, compared with net cash provided by operating activities of $102.9 million in the prior year period.

Capital expenditures were $163.3 million net of $32.9 million of reimbursable capital expenditures for the year ended December 31, 2023, versus $160.1 million, net of $7.9 million of reimbursable capital expenditures in the prior year period.

Quarterly Dividends and Stock Repurchases

Quarterly dividends ATN increased its quarterly dividend by more than 14% to $0.24 per share paid on January 5, 2024, on all common shares outstanding to stockholders of record as of December 31, 2023.

Share repurchases During the fourth quarter of 2023, ATN announced the expansion of the share repurchase program to up to $25 million of common stock. This program was fully available at the start of 2024. For the year ended December 31, 2023, the Company spent $15.0 million on share repurchases.

Guidance and Outlook

ATN is continuing investments in its “First-to-Fiber” and “Glass & Steel™” market strategies established at the start of 2022. Entering the final year of our three-year investment cycle, the Company expects to reduce capital expenditures and augment network expansion with available grant funding. Management also is focused on advancing margin improvement initiatives to position ATN to realize the full benefits of these investments and more rapidly increase cash flows.

The Company is reiterating its preliminary Adjusted EBITDA guidance for full-year 2024 and reducing the preliminary capital expenditures guidance by $10 million. The Company continues to expect internally funded investments to return to lower, more normalized levels in the range of 10-15% of revenues beginning in 2025. Management continues its focus on increasing cash flow and driving positive returns on ATN International’s high-quality network assets.

Reiterates preliminary Adjusted EBITDA1 outlook, updates capital expenditure outlook, and provides additional metrics for full year ending December 31, 2024:

Revenue (excluding construction revenue)	$750 million to $770 million	Full year 2024
Adjusted EBITDA[1]	$200 million to $208 million	Full year 2024
Capital Expenditures	$110 million to $120 million	Full year 2024
Net Debt Ratio [3]	2.25x to 2.40x	Exiting 2024

For the Company’s full year 2024 outlook for Adjusted EBITDA, the Company is not able to provide without unreasonable effort the most directly comparable GAAP financial measures, or reconciliations to such GAAP financial measures, on a forward-looking basis. Please see “Use of Non-GAAP Financial Measures” below for a full description of items excluded from the Company’s expected Adjusted EBITDA.

Conference Call Information

Call Date: Thursday, February 22, 2024
Call Time: 10:00 a.m. ET
Webcast Link: https://edge.media-server.com/mmc/p/thasau6r/

Live Call Participant Link: https://register.vevent.com/register/BIb6167f4ac3b049a28d8dd4ef47a55ab3

Webcast Link Instructions
You can listen to a live audio webcast of the conference call by visiting the “Webcast Link” above or the "Events & Presentations" section of the Company's Investor Relations website at https://ir.atni.com/events-and-presentations. A replay of the conference call will be available at the same locations beginning at approximately 1:00 pm ET on the same day. The Company also will provide an investor presentation as a supplement to the call on the “Events & Presentations” section of its Investor Relations website.

About ATN

ATN International, Inc. (Nasdaq: ATNI), headquartered in Beverly, Massachusetts, is a leading provider of digital infrastructure and communications services for all. The Company operates in the United States and internationally, including the Caribbean region, with a focus on rural and remote markets with a growing demand for infrastructure investments. The Company’s operating subsidiaries today primarily provide: (i) advanced wireless and wireline connectivity to residential, business, and government customers, including a range of high-speed Internet and data services, fixed and mobile wireless solutions, and video and voice services; and (ii) carrier and enterprise communications services, such as terrestrial and submarine fiber optic transport, and communications tower facilities. For more information, please visit www.atni.com.

Use of Non-GAAP Financial Measures and Definition of Terms

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this press release also contains non-GAAP financial measures. Specifically, the Company has included EBITDA, Adjusted EBITDA, Net Debt, and Net Debt Ratio in this release and the tables included herein.

EBITDA is defined as Operating income (loss) before depreciation and amortization expense.

Adjusted EBITDA is defined as Operating income (loss) before depreciation and amortization expense, transaction-related charges, restructuring expenses, one-time impairment or special charges, and the gain (loss) on disposition of assets and contingent consideration. In order to more closely align with similar calculations presented by companies in its industry, beginning in the first quarter of 2023, the Company excluded non-cash stock-based compensation in its adjustment to derive Adjusted EBITDA. Prior periods have been restated to conform to this definition change.

Net Debt is defined as total debt less cash and cash equivalents and restricted cash.

Net Debt Ratio is defined as Net Debt divided by the trailing four quarters’ ended total Adjusted EBITDA at the measurement date.

The Company believes that the inclusion of these non-GAAP financial measures helps investors gain a meaningful understanding of the Company's core operating results and enhances the usefulness of comparing such performance with prior periods. Management uses these non-GAAP measures, in addition to GAAP financial measures, as the basis for measuring the Company’s core operating performance and comparing such performance to that of prior periods. The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for results of operations prepared in accordance with GAAP. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are set forth in the text of, and the accompanying tables to, this press release. While non-GAAP financial measures are an important tool for financial and operational decision-making and for evaluating the Company’s own operating results over different periods of time, the Company urges investors to review the reconciliation of these financial measures to the comparable GAAP financial measures included below, and not to rely on any single financial measure to evaluate its business.

Cautionary Language Concerning Forward-Looking Statements

This press release contains forward-looking statements relating to, among other matters, the Company’s future financial performance, business goals and objectives, and results of operations, expectations regarding the transition of its US Telecom business, its future revenues, operating income, operating margin, cash flows, network and operating costs, Adjusted EBITDA, Net Debt Ratio, and capital investments; demand for the Company’s services and industry trends; the Company’s liquidity; the expansion of the Company’s customer base and networks; receipt of certain government grants and management’s plans, expectations and strategy for the future. These forward-looking statements are based on estimates, projections, beliefs, and assumptions and are not guarantees of future events or results. Actual future events and results could differ materially from the events and results indicated in these statements as a result of many factors, including, among others, (1) the general performance of the Company’s operations, including operating margins, revenues, capital expenditures, and the retention of and future growth of the Company’s subscriber base and ARPU; (2) the Company’s reliance on a limited number of key suppliers and vendors for timely supply of equipment and services relating to the Company’s network infrastructure; (3) the Company’s ability to satisfy the needs and demands of the Company’s major carrier customers; (4) the Company’s ability to realize expansion plans for its fiber markets; (5) the adequacy and expansion capabilities of the Company’s network capacity and customer service system to support the Company’s customer growth; (6) the Company’s ability to efficiently and cost-effectively upgrade the Company’s networks and information technology platforms to address rapid and significant technological changes in the telecommunications industry; (7) the Company’s continued access to capital and credit markets on terms it deems favorable; (8) government subsidy program availability and regulation of the Company’s businesses, which may impact the Company’s telecommunications licenses, the Company’s revenue and the Company’s operating costs; (9) the Company’s ability to successfully transition its US Telecom business away from wholesale mobility to other carrier and consumer-based services; (10) ongoing risk of an economic downturn, political, geopolitical and other risks and opportunities facing the Company’s operations, including those resulting from the continued inflation and other macroeconomic headwinds including increased costs and supply chain disruptions; (11) management transitions, and the loss of, or an inability to recruit skilled personnel in the Company’s various jurisdictions, including key members of management; (12) the Company’s ability to find investment or acquisition or disposition opportunities that fit the strategic goals of the Company; (13) the occurrence of weather events and natural catastrophes and the Company’s ability to secure the appropriate level of insurance coverage for these assets; and (14) increased competition. These and other additional factors that may cause actual future events and results to differ materially from the events and results indicated in the forward-looking statements above are set forth more fully under Item 1A “Risk Factors” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 15, 2023, and the other reports the Company files from time to time with the SEC. The Company undertakes no obligation and has no intention to update these forward-looking statements to reflect actual results, changes in assumptions, or changes in other factors that may affect such forward-looking statements, except as required by law.

Contact

Justin D. Benincasa	Ian Rhoades
Chief Financial Officer	Investor Relations
ATN International, Inc.	Sharon Merrill Advisors, Inc.
978-619-1300	ATNI@investorrelations.com

Table 1

ATN International, Inc.

Unaudited Condensed Consolidated Balance Sheets

(in Thousands)

	December 31,	December 31,
	2023	2022
Assets:
Cash and cash equivalents	$52,239	$54,660
Restricted cash	12,942	5,068
Customer receivable	7,249	5,803
Other current assets	208,169	164,157

Total current assets	280,599	229,688

Property, plant and equipment, net	1,080,659	1,055,954
Operating lease right-of-use assets	99,335	108,702
Customer receivable - long term	45,676	46,706
Goodwill and other intangible assets, net	173,008	185,794
Other assets	103,764	81,025

Total assets	$1,783,041	$1,707,869

Liabilities, redeemable non-controlling interests and stockholders’ equity:
Current portion of long-term debt	$24,290	$6,172
Current portion of customer receivable credit facility	7,110	6,073
Taxes payable	10,876	7,335
Current portion of lease liabilities	15,164	15,457
Other current liabilities	235,081	198,143

Total current liabilities	292,521	233,180

Long-term debt, net of current portion	$492,580	$415,727
Customer receivable credit facility, net of current portion	38,943	39,275
Deferred income taxes	19,775	28,650
Lease liabilities	76,936	83,319
Other long-term liabilities	138,566	138,420

Total liabilities	1,059,321	938,571

Redeemable non-controlling interests	85,917	92,468

Stockholders' equity:
Total ATN International, Inc.’s stockholders’ equity	541,073	580,814
Non-controlling interests	96,730	96,016

Total stockholders' equity	637,803	676,830

Total liabilities, redeemable non-controlling interests and stockholders’ equity	$1,783,041	$1,707,869

10

Table 2

ATN International, Inc.

Unaudited Condensed Consolidated Statements of Operations

(in Thousands, Except per Share Data)

	Three Months Ended,		Year Ended,
	December 31,		December 31,
	2023	2022	2023	2022
Revenues:
Communications services	$187,597	$179,906	$735,082	$692,221
Construction	6,982	7,146	10,629	15,762
Other	4,387	4,963	16,505	17,762
Total revenue	198,966	192,015	762,216	725,745

Operating expenses (excluding depreciation and amortization unless otherwise indicated):
Cost of services and other	82,598	83,075	319,723	312,896
Cost of construction revenue	6,710	7,123	10,345	15,763
Selling, general and administrative	58,642	56,519	242,697	224,398
Stock-based compensation	2,063	1,710	8,535	7,406
Transaction-related charges	54	417	551	4,798
Restructuring expenses	6,588	-	11,228	-
Depreciation	34,636	34,716	141,627	135,137
Amortization of intangibles from acquisitions	3,122	3,272	12,636	13,016
(Gain) loss on disposition of assets and contingent consideration	1,289	512	1,699	4,389
Total operating expenses	195,702	187,344	749,041	717,803

Operating income	3,264	4,671	13,175	7,942

Other income (expense):
Interest expense, net	(11,872)	(7,177)	(42,210)	(20,243)
Other income (expense)	(1,128)	866	1,496	4,245
Other income (expense), net	(13,000)	(6,311)	(40,714)	(15,998)

Loss before income taxes	(9,736)	(1,640)	(27,539)	(8,056)
Income tax expense (benefit)	(2,417)	906	(8,785)	(473)

Net loss	(7,319)	(2,546)	(18,754)	(7,583)

Net loss attributable to non-controlling interests, net	1,483	1,156	4,216	1,938

Net loss attributable to ATN International, Inc. stockholders	$(5,836)	$(1,390)	$(14,538)	$(5,645)

Net loss per weighted average share attributable to ATN International, Inc. stockholders:

Basic and Diluted Net Loss	$(0.46)	$(0.18)	$(1.25)	$(0.67)

Weighted average common shares outstanding:
Basic	15,436	15,763	15,595	15,751
Diluted	15,436	15,763	15,595	15,751

11

Table 3

ATN International, Inc.

Unaudited Condensed Consolidated Cash Flow Statements

(in Thousands)

	Year Ended December 31,
	2023	2022
Net Loss	$(18,754)	$(7,583)
Depreciation	141,627	135,137
Amortization of intangibles from acquisitions	12,636	13,016
Provision for doubtful accounts	5,012	6,693
Amortization of debt discount and debt issuance costs	2,431	2,014
(Gain) Loss on disposition of assets and contingent consideration	1,699	4,387
Stock-based compensation	8,535	7,406
Deferred income taxes	(16,756)	(7,452)
Loss on pension settlement	369	1,725
Gain on equity investments	(2,839)	(5,656)
Decrease in customer receivable	(416)	(8,713)
Change in prepaid and accrued income taxes	7,801	9,187
Change in other operating assets and liabilities	(28,351)	(47,249)

Net cash provided by operating activities	112,994	102,912

Capital expenditures	(163,297)	(160,114)
Government capital programs:
Amounts disbursed	(32,871)	(7,905)
Amounts received	31,873	2,853
Proceeds from sale of investments	-	15,745
Spectrum sales and refunds	576	1,136
Proceeds from disposiitions of long-lived assets	-	1,067
Purchase of spectrum	-	(1,068)
Purchases of strategic investments	(1,055)	(2,750)
Purchases and sales of businesses	1,314	(16,209)

Net cash used in investing activities	(163,460)	(167,245)

Dividends paid on common stock	(13,178)	(10,708)
Distributions to non-controlling interests	(4,040)	(3,531)
Contingent consideration paid for business acquisitions	-	(1,718)
Finance lease payments	(1,375)	(1,069)
Term loan - borrowings	130,000	20,000
Term loan - repayments	(6,959)	(5,222)
Payment of debt issuance costs	(3,906)	(873)
Revolving credit facilities – borrowings	159,414	115,250
Revolving credit facilities – repayments	(185,292)	(72,250)
Proceeds from customer receivable credit facility	7,300	15,425
Repayment of customer receivable credit facility	(6,712)	(4,960)
Purchases of common stock - stock-based compensation	(1,473)	(1,169)
Purchases of common stock - share repurchase plan	(14,999)	(942)
Repurchases of non-controlling interests, net	(2,861)	(4,869)

Net cash provided by financing activities	55,919	43,364

Net change in total cash, cash equivalents and restricted cash	5,453	(20,969)

Total cash, cash equivalents and restricted cash, beginning of period	59,728	80,697

Total cash, cash equivalents and restricted cash, end of period	$65,181	$59,728

12

Table 4

ATN International, Inc.
Selected Segment Financial Information
(In Thousands)

For the three months ended December 31, 2023 is as follows:

	International Telecom	US Telecom	Corporate and Other *	Total
Statement of Operations Data:
Revenue
Mobility
Business	$4,768	$112	$-	$4,880
Consumer	22,965	844	-	23,809
Total	$27,733	$956	$-	$28,689

Fixed
Business	$18,606	$35,827	$-	$54,433
Consumer	42,016	22,431	-	64,447
Total	$60,622	$58,258	$-	$118,880

Carrier Services	$3,675	$32,216	$-	$35,891
Other	982	3,155	-	4,137

Total Communications Services	$93,012	$94,585	$-	$187,597

Construction	$-	$6,982	$-	$6,982

Managed services	$1,455	$2,932	$-	$4,387
Total Other	$1,455	$2,932	$-	$4,387

Total Revenue	$94,467	$104,499	$-	$198,966

Depreciation	$14,774	$19,279	$583	$34,636
Amortization of intangibles from acquisitions	$269	$2,853	$-	$3,122
Total operating expenses	$82,223	$106,302	$7,177	$195,702
Operating income (loss)	$12,244	$(1,803)	$(7,177)	$3,264
Net (income) loss attributable to non-controlling interests	$(1,455)	$2,938	$-	$1,483

Non GAAP measures:
EBITDA (2)	$27,287	$20,329	$(6,594)	$41,022
Adjusted EBITDA (1)	$30,868	$27,489	$(7,341)	$51,016

Balance Sheet Data (at December 31, 2023):
Cash, cash equivalents and restricted cash	$26,354	$33,574	$5,252	$65,180
Total current assets	107,469	162,095	11,035	280,599
Fixed assets, net	481,911	593,833	4,915	1,080,659
Total assets	672,171	1,019,251	91,619	1,783,041
Total current liabilities	86,540	168,624	37,357	292,521
Total debt, including current portion	64,254	293,607	159,009	516,870

*  Corporate and Other refer to corporate overhead expenses and consolidating adjustments

Table 4 (continued)

ATN International, Inc.
Selected Segment Financial Information
(In Thousands)

For the three months ended December 31, 2022 is as follows:

	International Telecom	US Telecom	Corporate and Other *	Total
Statement of Operations Data:
Revenue
Mobility
Business	$3,833	$256	$-	$4,089
Consumer	23,576	1,295	-	24,871
Total	$27,409	$1,551	$-	$28,960

Fixed
Business	$17,076	$35,215	$-	$52,291
Consumer	40,973	21,059	-	62,032
Total	$58,049	$56,274	$-	$114,323

Carrier Services	$3,417	$32,761	$-	$36,178
Other	399	46	-	445

Total Communications Services	$89,274	$90,632	$-	$179,906

Construction	$-	$7,146	$-	$7,146

Managed services	$1,110	$3,853	$-	$4,963
Total Other	$1,110	$3,853	$-	$4,963

Total Revenue	$90,384	$101,631	$-	$192,015

Depreciation	$13,460	$20,474	$782	$34,716
Amortization of intangibles from acquisitions	$380	$2,892	$-	$3,272
Total operating expenses	$75,260	$103,088	$8,996	$187,344
Operating income (loss)	$15,124	$(1,457)	$(8,996)	$4,671
Net (income) loss attributable to non-controlling interests	$(1,783)	$2,939	$-	$1,156

Non GAAP measures:
EBITDA (2)	$28,964	$21,909	$(8,214)	$42,659
Adjusted EBITDA (1)	$29,162	$22,955	$(6,819)	$45,298

(1) See Table 5 for reconciliation of Operating Income to Adjusted EBITDA

(2) See Table 5 for reconciliation of Operating Income to EBITDA

*  Corporate and Other refer to corporate overhead expenses and consolidating adjustments

Table 4 (continued)

ATN International, Inc.
Selected Segment Financial Information
(In Thousands)

For the year ended December 31, 2023 is as follows:

	International Telecom	US Telecom	Corporate and Other *	Total
Statement of Operations Data:
Revenue
Mobility
Business	$16,333	$527	$-	$16,860
Consumer	92,153	3,510	-	95,663
Total	$108,486	$4,037	$-	$112,523

Fixed
Business	$71,215	$143,322	$-	$214,537
Consumer	167,953	90,283	-	258,236
Total	$239,168	$233,605	$-	$472,773

Carrier Services	$14,686	$128,195	$-	$142,881
Other	3,066	3,839	-	6,905

Total Communications Services	$365,406	$369,676	$-	$735,082

Construction	$-	$10,629	$-	$10,629

Managed services	$5,327	$11,178	$-	$16,505
Total Other	$5,327	$11,178	$-	$16,505

Total Revenue	$370,733	$391,483	$-	$762,216

Depreciation	$57,420	$81,594	$2,613	$141,627
Amortization of intangibles from acquisitions	$1,253	$11,383	$-	$12,636
Total operating expenses	$317,313	$397,005	$34,723	$749,041
Operating income (loss)	$53,420	$(5,522)	$(34,723)	$13,175
Net (income) loss attributable to non-controlling interests	$(7,105)	$11,321	$-	$4,216

Non GAAP measures:
EBITDA (2)	$112,093	$87,455	$(32,110)	$167,438
Adjusted EBITDA (1)	$115,955	$99,933	$(26,437)	$189,451

*  Corporate and Other refer to corporate overhead expenses and consolidating adjustments

Table 4 (continued)

ATN International, Inc.
Selected Segment Financial Information
(In Thousands)

For the year ended December 31, 2022 is as follows:

	International Telecom	US Telecom	Corporate and Other *	Total
Statement of Operations Data:
Revenue
Mobility
Business	$14,830	$1,228	$-	$16,058
Consumer	87,601	6,359	-	93,960
Total	$102,431	$7,587	$-	$110,018

Fixed
Business	$69,903	$126,735	$-	$196,638
Consumer	163,408	78,338	-	241,746
Total	$233,311	$205,073	$-	$438,384

Carrier Services	$13,459	$128,864	$-	$142,323
Other	1,450	46	-	1,496

Total Communications Services	$350,651	$341,570	$-	$692,221

Construction	$-	$15,762	$-	$15,762

Managed services	$4,930	$12,832	$-	$17,762
Total Other	$4,930	$12,832	$-	$17,762

Total Revenue	$355,581	$370,164	$-	$725,745

Depreciation	$56,568	$75,020	$3,549	$135,137
Amortization of intangibles from acquisitions	$1,572	$11,444	$-	$13,016
Total operating expenses	$303,569	$375,820	$38,414	$717,803
Operating income (loss)	$52,012	$(5,656)	$(38,414)	$7,942
Net (income) loss attributable to non-controlling interests	$(6,613)	$8,552	$-	$1,939

Non GAAP measures:
EBITDA (2)	$110,152	$80,808	$(34,865)	$156,095
Adjusted EBITDA (1)	$111,549	$85,395	$(24,256)	$172,688

Balance Sheet Data (at December 31, 2022):
Cash, cash equivalents and restricted cash	$26,417	$26,375	$6,935	$59,727
Total current assets	105,324	116,038	8,326	229,688
Fixed assets, net	462,447	585,969	7,538	1,055,954
Total assets	643,664	980,543	83,662	1,707,869
Total current liabilities	86,738	119,756	26,686	233,180
Total debt, including current portion	59,659	263,240	99,000	421,899

(1) See Table 5 for reconciliation of Operating Income to Adjusted EBITDA

(2) See Table 5 for reconciliation of Operating Income to EBITDA

*  Corporate and Other refer to corporate overhead expenses and consolidating adjustments

Table 5

ATN International, Inc.

Reconciliation of Non-GAAP Measures

(In Thousands)

For the three months ended December 31, 2023 is as follows:

	International Telecom	US Telecom	Corporate and Other *	Total
Operating income (loss)	$12,244	$(1,803)	$(7,177)	$3,264
Depreciation expense	14,774	19,279	583	34,636
Amortization of intangibles from acquisitions	269	2,853	-	3,122
EBITDA	$27,287	$20,329	$(6,594)	$41,022

Stock-based compensation	125	137	1,801	2,063
Restructuring expenses	3,491	3,097	-	6,588
Transaction-related charges	-	38	16	54
(Gain) Loss on disposition of assets and contingent consideration	(35)	3,888	(2,564)	1,289
ADJUSTED EBITDA	$30,868	$27,489	$(7,341)	$51,016

For the three months ended December 31, 2022 is as follows:

	International Telecom	US Telecom	Corporate and Other *	Total
Operating income (loss)	$15,124	$(1,457)	$(8,996)	$4,671
Depreciation expense	13,460	20,474	782	34,716
Amortization of intangibles from acquisitions	380	2,892	-	3,272
EBITDA	$28,964	$21,909	$(8,214)	$42,659

Stock-based compensation	70	86	1,554	1,710
Transaction-related charges	-	576	(159)	417
(Gain) Loss on disposition of assets and contingent consideration	128	384	-	512
ADJUSTED EBITDA	$29,162	$22,955	$(6,819)	$45,298

17

Table 5 (continued)

ATN International, Inc.

Reconciliation of Non-GAAP Measures

(In Thousands)

For the year ended December 31, 2023 is as follows:

	International Telecom	US Telecom	Corporate and Other *	Total
Operating income (loss)	$53,420	$(5,522)	$(34,723)	$13,175
Depreciation expense	57,420	81,594	2,613	141,627
Amortization of intangibles from acquisitions	1,253	11,383	-	12,636
EBITDA	$112,093	$87,455	$(32,110)	$167,438

Stock-based compensation	431	247	7,857	8,535
Restructuring expenses	3,491	7,737	-	11,228
Transaction-related charges	-	171	380	551
(Gain) Loss on disposition of assets and contingent consideration	(60)	4,323	(2,564)	1,699
ADJUSTED EBITDA	$115,955	$99,933	$(26,437)	$189,451

For the year ended December 31, 2022 is as follows:

	International Telecom	US Telecom	Corporate and Other *	Total
Operating income (loss)	$52,012	$(5,656)	$(38,414)	7,942
Depreciation expense	56,568	75,020	3,549	135,137
Amortization of intangibles from acquisitions	1,572	11,444	-	13,016
EBITDA	$110,152	$80,808	$(34,865)	$156,095

Stock-based compensation	240	387	6,779	7,406
Transaction-related charges	-	1,669	3,129	4,798
(Gain) Loss on disposition of assets and contingent consideration	1,157	2,531	701	4,389
ADJUSTED EBITDA	$111,549	$85,395	$(24,256)	$172,688

18

Table 6

ATN International, Inc.

Non GAAP Measure - Net Debt Ratio

(in Thousands)

	December 31,	December 31,
	2023	2022
Current portion of long-term debt *	$24,290	$6,172
Long-term debt, net of current portion *	492,580	415,727

Total debt	$516,870	$421,899

Less: Cash, cash equivalents and restricted cash	65,181	59,728

Net Debt	$451,689	$362,171

Adjusted EBITDA - for the four quarters ended	$189,451	$172,688

Net Debt Ratio	2.38	2.10

*  Excludes Customer receivable credit facility

19